UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2019

Equifax Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-06605	54-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value per share	EFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, Equifax Inc. (the “Company”) has been a party to a significant number of legal proceedings and investigations in connection with a cybersecurity incident in 2017 following a criminal attack on the Company’s systems that involved the theft of certain personally identifiable information of consumers.

On July 19, 2019 and July 22, 2019, the Company entered into multiple agreements that resolve a class action lawsuit filed on behalf of U.S. consumers captioned In re: Equifax, Inc. Customer Data Security Breach Litigation, MDL No. 2800 (Consumer Cases) (the “U.S. Consumer Litigation”) and the investigations of the Federal Trade Commission (“FTC”), the Consumer Financial Protection Bureau (“CFPB”), the Attorneys General of 48 states, the District of Columbia and Puerto Rico (the “MSAG Group”) and the New York Department of Financial Services (“NYDFS”) (collectively, the “Consumer Settlement”).

Under the terms of the Consumer Settlement, the Company will contribute $380.5 million to a non-reversionary settlement fund (the “Consumer Restitution Fund”) to provide restitution for U.S. consumers identified by the Company whose personal information was compromised as a result of the 2017 cybersecurity incident (the “affected consumers”).

The Consumer Restitution Fund will be used to (1) compensate affected consumers for certain unreimbursed costs or expenditures incurred by affected consumers that are fairly traceable to the 2017 cybersecurity incident, (2) provide affected consumers with an opportunity to enroll in at least four years of credit monitoring services provided by a third party unaffiliated with the Company or alternative compensation for affected consumers who already have other credit monitoring services, (3) provide affected consumers with additional benefits such as identity restoration services and (4) pay reasonable attorneys’ fees and reasonable costs and expenses for the plaintiffs’ counsel in the U.S. Consumer Litigation (not to exceed $80.5 million) and administrative and notice costs.

The Company has agreed to contribute up to an additional $125 million to the Consumer Restitution Fund to cover unreimbursed costs and expenditures described in (1) above in the event the $380.5 million in the Consumer Restitution Fund is exhausted. In addition, if the number of affected consumers who enroll in the third party credit monitoring services described above in (2) exceeds seven million, the Company may be required, under certain circumstances, to contribute additional money into the Consumer Restitution Fund to cover the incremental cost of providing credit monitoring services to the additional affected consumers.

The Company also agreed to pay an additional $180.5 million to the MSAG Group and the following monetary penalties: (1) $100 million to the CFPB and (2) $10 million to the NYDFS.

The Company also agreed to implement certain business practice commitments related to information security to safeguard the personal information of consumers, including conducting third party assessments of its information security program.

The Consumer Settlement, other than the agreement with the NYDFS, is subject to court approval. The agreements regarding the U.S. Consumer Litigation and the FTC and CFPB investigations are subject to approval by the U.S. District Court for the Northern District of Georgia (the “Court”). The settlement with the MSAG Group consists of substantially similar agreements with each of the participating jurisdictions, and each agreement is subject to court approval in the relevant jurisdiction. There can be no assurance that the courts in each relevant jurisdiction will approve the agreements which make up the Consumer Settlement.

The Company expects to pay the MSAG Group, the CFPB and the NYDFS in the third quarter of 2019. The Company will establish and contribute approximately $25 million to the Consumer Restitution Fund promptly after the Court approves the issuance of notice of class action settlement. That preliminary Court approval is expected in the third quarter of 2019. The contribution of the remainder of the $380.5 million to the Consumer Restitution Fund will be made after final Court approval of the Consumer Settlement, which could occur as early as the fourth quarter of 2019. The timing of the final Court approval of the settlement agreement for the U.S. Consumer Litigation cannot be predicted with certainty as it will depend on a number of factors outside of our control, including the number of objections, if any, to the settlement agreement, the Court’s schedule and discretion, and any appeals, among other factors. Our current plans are to finance the payments with existing borrowing capacity, including under our $1.1 billion five-year unsecured revolving credit facility and our $225 million receivables funding facility.

The Company’s participation in the Consumer Settlement does not constitute an admission by the Company of any fault or liability, and the Company does not admit fault or liability.

If approved by an applicable court, the Consumer Settlement will only resolve the U.S. Consumer Litigation and the investigations of the FTC, CFPB, MSAG Group and NYDFS. All other legal proceedings and investigations found under the caption “Legal Proceedings” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 as filed with the Securities and Exchange Commission on May 10, 2019, other than as specifically stated therein, remain ongoing.

Item 2.02.	Results of Operations and Financial Condition.

As previously disclosed, the Company recorded an accrual of $690 million in selling, general, and administrative expenses and other current liabilities in our Consolidated Statements of (Loss) Income and Balance Sheets as of and for the period ended March 31, 2019, respectively, exclusive of its legal and professional services expenses, for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident. Principally as a result of the Consumer Settlement described above, the Company expects to increase its accrual with respect to these matters by approximately $11 million in the second quarter of 2019.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions. While the company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to, potential adverse developments in new and pending legal proceedings or government investigations, including the failure to obtain final court approval of the agreements which make up the Consumer Settlement; uncertainties regarding the ultimate amount and timing of payments the Company may be required to make in connection with the Consumer Settlement; the cost of compliance with the Company’s non-monetary obligations associated with the Consumer Settlement; uncertainties regarding the outcome of the remaining legal proceedings or government investigations related to the 2017 cybersecurity incident; and limitations on the Company’s ability to access the capital markets and corresponding effects on the Company’s ability to finance its obligations. A summary of additional risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, including without limitation under the captions “Item 1. Business — Governmental Regulation” and “— Forward-Looking Statements” and “Item 1A. Risk Factors,” and in the Company’s other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

10.1*	Settlement Agreement and Release dated July 22, 2019 between the Company and the Settlement Class Representatives (as defined therein).

10.2*	Stipulated Order for Permanent Injunction and Monetary Judgment dated July 19, 2019 between the Company and the Federal Trade Commission.

10.3*	Stipulated Order for Permanent Injunction and Monetary Judgment dated July 19, 2019 between the Company and the Bureau of Consumer Financial Protection.

10.4	Final Judgment and Consent Decree dated July 19, 2019 between the Company and the State of Alabama, with a schedule of the additional jurisdictions in which such agreement (consent decrees) have been approved that are substantially identical in all material respects.

*

Schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished as a supplement to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equifax Inc.

By:	/s/ John J. Kelley III
Name:	John J. Kelley III
Title:	Corporate Vice President, Chief Legal Officer and Corporate Secretary

Date: July 22, 2019